Exhibit 99.1
Wynn Resorts, Limited Reports Fourth Quarter and Year End 2020 Results

LAS VEGAS, February 4, 2021 — Wynn Resorts, Limited (NASDAQ: WYNN) (the "Company") today reported financial results for the fourth quarter and year ended December 31, 2020.

Operating revenues were $686.0 million for the fourth quarter of 2020, a decrease of 58.5%, or $967.5 million, from $1.65 billion for the fourth quarter of 2019. Net loss attributable to Wynn Resorts, Limited was $269.5 million, or $2.53 per diluted share, for the fourth quarter of 2020, compared to net loss attributable to Wynn Resorts, Limited of $72.9 million, or $0.68 per diluted share, in the fourth quarter of 2019. Our fourth quarter 2019 results included a net tax provision of $157.4 million, primarily related to an increase in the valuation allowance on our deferred tax assets. Adjusted Property EBITDA (1) was $69.8 million for the fourth quarter of 2020, compared to Adjusted Property EBITDA of $443.1 million in the fourth quarter of 2019.

"We are encouraged by the progress we have made at each of our properties over the past several months, as we continue along the road to recovery from the pandemic," said Matt Maddox, CEO of Wynn Resorts, Limited. "In Macau, the gradual and thoughtful easing of visitation restrictions allowed us to return to Adjusted Property EBITDA profitability in the fourth quarter, with particular strength in our premium mass business. In the US, our operations at both Wynn Las Vegas and Encore Boston Harbor were resilient as we continue to deliver our industry-leading service, while remaining focused on costs. On the development front, our WynnBet online casino and sports betting app is currently available in three states following successful launches in Colorado and Michigan, with additional launches planned over the coming months. We believe our product will be increasingly compelling with each release over the coming months and look forward to growing the business in 2021."

Consolidated Results

Operating revenues were $686.0 million for the fourth quarter of 2020, a decrease of 58.5%, or $967.5 million, from $1.65 billion for the fourth quarter of 2019. Operating revenues decreased $368.5 million, $343.5 million, $196.2 million, and $65.4 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively, from the fourth quarter of 2019.

Net loss attributable to Wynn Resorts, Limited was $269.5 million, or $2.53 per diluted share, for the fourth quarter of 2020, compared to net loss attributable to Wynn Resorts, Limited of $72.9 million, or $0.68 per diluted share, in the fourth quarter of 2019. Our fourth quarter 2019 results included a net tax provision of $157.4 million, primarily related to an increase in the valuation allowance on our deferred tax assets. Adjusted net loss attributable to Wynn Resorts, Limited (2) was $262.2 million, or $2.45 per diluted share, for the fourth quarter of 2020, compared to adjusted net loss attributable to Wynn Resorts, Limited of $65.6 million, or $0.62 per diluted share, for the fourth quarter of 2019.

Adjusted Property EBITDA was $69.8 million for the fourth quarter of 2020, compared to $443.1 million for the fourth quarter of 2019. Adjusted Property EBITDA decreased $148.9 million, $159.4 million, and $59.1 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively, and increased $1.4 million at Encore Boston Harbor.

For the year ended December 31, 2020, operating revenues decreased 68.3%, or $4.52 billion, to $2.10 billion, compared to $6.61 billion in the year ended December 31, 2019. Operating revenues decreased $2.04 billion, $1.60 billion, $885.5 million, and $2.3 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively. Encore Boston Harbor opened on June 23, 2019.

Net loss attributable to Wynn Resorts, Limited was $2.07 billion, or $19.37 per diluted share in 2020, compared to net income attributable to Wynn Resorts, Limited of $123.0 million, or $1.15 per diluted share in the year ended December 31, 2019. Our 2020 results included a net tax provision of $564.7 million, primarily related to an increase in the valuation allowance against deferred tax assets no longer expected to be realized. Our 2019 results included a net tax provision of $176.8 million, primarily related to an increase in the valuation allowance on our deferred tax assets. Adjusted net loss attributable to Wynn Resorts, Limited was $2.05 billion, or $19.18 per diluted share, in 2020, compared to adjusted net income of $279.5 million, or $2.61 per diluted share, in the year ended December 31, 2019.

Full year Adjusted Property EBITDA decreased 117.9%, or $2.14 billion, to $(324.3) million, compared to $1.82 billion in the year ended December 31, 2019. Adjusted Property EBITDA decreased $879.2 million, $736.0 million, $470.2 million, and $46.9 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively.

Property Results

Macau Operations

Our casino operations at Wynn Palace and Wynn Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos' operations have since been fully restored; however, certain COVID-19 specific protective measures, such as limiting the number of seats per table game, increasing the spacing between active slot machines and visitor entry checks and requirements involving temperature checkpoints, mask wearing, health declarations and proof of negative COVID-19 test results remain in effect at the present time. On September 23, 2020, PRC authorities fully resumed the Individual Visit Scheme exit visa program, subject to certain testing requirements and health declarations. Given the evolving conditions created by and in response to the COVID-19 pandemic, we are currently unable to determine when travel-related restrictions and conditions will be further lifted. Measures that have been lifted or are expected to be lifted may be reintroduced if there are adverse developments in the COVID-19 situation in Macau and other regions with access to Macau.

Wynn Palace

Operating revenues from Wynn Palace were $221.5 million for the fourth quarter of 2020, a 62.5% decrease from $590.0 million for the fourth quarter of 2019. Adjusted Property EBITDA from Wynn Palace was $28.7 million for the fourth quarter of 2020, compared with $177.6 million for the fourth quarter of 2019. VIP table games win as a percentage of turnover was 1.97%, below the property's expected range of 2.7% to 3.0% and below the 3.07% experienced in the fourth quarter of 2019. Table games win percentage in mass market operations was 21.6%, below the 25.2% experienced in the fourth quarter of 2019.

Wynn Macau

Operating revenues from Wynn Macau were $181.9 million for the fourth quarter of 2020, a 65.4% decrease from $525.4 million for the fourth quarter of 2019. Adjusted Property EBITDA from Wynn Macau was $10.7 million for the fourth quarter of 2020, compared with $170.1 million for the fourth quarter of 2019. VIP Table games win as a percentage of turnover was 3.10%, above the property's expected range of 2.7% to 3.0% and below the 3.27% experienced in the fourth quarter of 2019. Table games win percentage in mass market operations was 17.9%, below the 20.3% experienced in the fourth quarter of 2019.

Las Vegas Operations

Wynn Las Vegas ceased all operations and closed to the public on March 17, 2020, and reopened on June 4, 2020 with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, and suspension of certain entertainment and nightlife offerings. Beginning October 19, 2020, Encore at Wynn Las Vegas adjusted its operating schedule to five days/four nights each week due to currently reduced customer demand levels. We are currently unable to determine when certain of these measures will be lifted.

Operating revenues from our Las Vegas Operations were $172.5 million for the fourth quarter of 2020, a 53.2% decrease from $368.8 million for the fourth quarter of 2019. Adjusted Property EBITDA from our Las Vegas Operations for the fourth quarter of 2020 was $21.0 million, compared with $80.1 million for the fourth quarter of 2019. Table games win percentage was 24.4%, within the property's expected range of 22% to 26% and above the 17.4% experienced in the fourth quarter of 2019.

Encore Boston Harbor

Encore Boston Harbor ceased all operations and closed to the public on March 15, 2020, and reopened on July 10, 2020 with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, capacity restrictions, and mask protection. Subsequent to reopening, certain food and beverage outlets have remained temporarily closed and our hotel operations were limited to Thursday through Sunday. On November 6, 2020, pursuant to a Massachusetts directive implementing an overnight curfew on certain businesses, Encore Boston Harbor limited its daily operating hours and temporarily closed the hotel tower. On January 25, 2021, the limitations on operating hours were lifted, and Encore Boston Harbor restored certain operations and reopened its hotel tower on a Thursday through Sunday weekly schedule. The protective measures, including capacity restrictions, are still in place. We are currently unable to determine when the remaining measures will be lifted.

Operating revenues from Encore Boston Harbor were $103.9 million for the fourth quarter of 2020, a 38.6% decrease from $169.3 million for the fourth quarter of 2019. Adjusted Property EBITDA from Encore Boston Harbor for the fourth quarter of 2020 was $16.7 million, compared with $15.3 million for the fourth quarter of 2019. Table games win percentage was 20.9%, within the property's expected range of 18% to 22% and above the 19.2% experienced in the fourth quarter of 2019.

Wynn Interactive

In October 2020, Wynn Interactive Ltd. ("Wynn Interactive") was formed through the merger of our U.S. online sports betting and gaming business, social casino business, and our strategic partner, BetBull Limited ("BetBull"). Following the merger, Wynn Resorts owns approximately 72% of, and consolidates, Wynn Interactive. We believe this transaction positions Wynn Resorts to capitalize on developing opportunities in digital and interactive sports betting and gaming throughout the U.S., by combining Wynn Resorts' nationally recognized brand with BetBull's digital sports betting operational capabilities and technology. Our digital and interactive sports betting app, WynnBET, is currently operational in New Jersey, Colorado, and Michigan. In addition, subject to all necessary legislative authorizations and regulatory approvals, we have secured market access and have submitted an application for licensing in Indiana, have secured market access in Iowa and Ohio, have received conditional licensing in Tennessee, and have submitted an application for licensing in Virginia. The results of Wynn Interactive are presented within Corporate and other.

Balance Sheet

Our cash and cash equivalents as of December 31, 2020 totaled $3.48 billion, comprised of approximately $2.43 billion held by Wynn Macau, Limited ("WML") and subsidiaries, approximately $297.8 million held by Wynn Resorts Finance excluding WML, and approximately $755.2 million at Corporate and other.

As of December 31, 2020, the available borrowing capacity under the Wynn Macau Revolver was $343.5 million, and available borrowing capacity under the Wynn Resorts Finance Revolver was $117.9 million.

Total current and long-term debt outstanding at December 31, 2020 was $13.07 billion, comprised of $6.35 billion of Macau related debt, $3.12 billion of Wynn Las Vegas debt, $2.99 billion of Wynn Resorts Finance debt, and $612.3 million of debt held by the retail joint venture which we consolidate.

As previously disclosed, on December 22, 2020, WML issued $750.0 million aggregate principal amount of 5.625% Senior Notes due 2028. WML used approximately $412.5 million of net proceeds from the offering to facilitate the prepayment of a portion of the term loan outstanding under the Wynn Macau Credit Facilities in January 2021. In addition, WML used approximately $318.5 million of net proceeds from the offering to facilitate the repayment of revolver borrowings outstanding under the Wynn Macau Credit Facilities in December 2020. Accordingly, as of December 31, 2020, the available borrowing capacity under the Wynn Macau Revolver was $343.5 million.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on February 4, 2021 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

On or before March 31, 2021, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended December 31, 2020 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, the recent global pandemic of COVID-19, caused by a novel strain of the coronavirus, and the continued impact of its consequences, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political and economic conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development, and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDA" is net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses. Adjusted Property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDA because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDA calculations preopening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDA should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDA. Also, our calculation of Adjusted Property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income (loss) attributable to Wynn Resorts, Limited" is net income (loss) attributable to Wynn Resorts, Limited before nonrecurring regulatory expense, litigation settlement net gain, pre-opening expenses, property charges and other, change in derivatives fair value, loss on extinguishment of debt, and foreign currency remeasurement and other, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income (loss) and earnings per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income (loss) attributable to Wynn Resorts, Limited to adjusted net income (loss) attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDA, and (iii) net income (loss) attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating revenues:
Casino	$455,156	$1,137,956	$1,237,230	$4,573,924
Rooms	76,733	208,209	307,973	804,162
Food and beverage	79,577	199,073	329,584	818,822
Entertainment, retail and other	74,529	108,221	221,074	414,191
Total operating revenues	685,995	1,653,459	2,095,861	6,611,099
Operating expenses:
Casino	330,287	726,504	1,064,976	2,924,254
Rooms	32,436	71,053	172,223	276,095
Food and beverage	84,457	168,996	398,792	696,498
Entertainment, retail and other	31,405	40,570	107,228	170,206
General and administrative	173,544	230,682	720,849	896,670
Provision for credit losses	3,827	8,859	64,375	21,898
Pre-opening	892	2,797	6,506	102,009
Depreciation and amortization	184,004	175,054	725,502	624,878
Property charges and other	23,754	2,366	67,455	20,286
Total operating expenses	864,606	1,426,881	3,327,906	5,732,794
Operating income (loss)	(178,611)	226,578	(1,232,045)	878,305
Other income (expense):
Interest income	1,415	4,470	15,384	24,449
Interest expense, net of amounts capitalized	(149,287)	(113,049)	(556,474)	(414,030)
Change in derivatives fair value	1,219	3,686	(13,060)	(3,228)
Loss on extinguishment of debt	—	(241)	(4,601)	(12,437)
Other	15,541	18,505	28,521	15,159
Other income (expense), net	(131,112)	(86,629)	(530,230)	(390,087)
Income (loss) before income taxes	(309,723)	139,949	(1,762,275)	488,218
Provision for income taxes	(568)	(157,419)	(564,671)	(176,840)
Net income (loss)	(310,291)	(17,470)	(2,326,946)	311,378
Less: net (income) loss attributable to noncontrolling interests	40,789	(55,472)	259,701	(188,393)
Net income (loss) attributable to Wynn Resorts, Limited	$(269,502)	$(72,942)	$(2,067,245)	$122,985
Basic and diluted income (loss) per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$(2.53)	$(0.68)	$(19.37)	$1.15
Diluted	$(2.53)	$(0.68)	$(19.37)	$1.15
Weighted average common shares outstanding:
Basic	106,818	106,608	106,745	106,745
Diluted	106,818	106,608	106,745	106,985
Dividends declared per common share:	$—	$1.00	$1.00	$3.75

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss) attributable to Wynn Resorts, Limited	$(269,502)	$(72,942)	$(2,067,245)	$122,985
Nonrecurring regulatory expense	—	—	—	35,000
Litigation settlement net gain	—	—	(30,200)	—
Pre-opening expenses	892	2,797	6,506	102,009
Property charges and other	23,754	2,366	67,455	20,286
Change in derivatives fair value	(1,219)	(3,686)	13,060	3,228
Loss on extinguishment of debt	—	241	4,601	12,437
Foreign currency remeasurement and other	(15,541)	(18,505)	(28,521)	(15,159)
Income tax impact on adjustments	(20)	17,445	—	(1,549)
Noncontrolling interests impact on adjustments	(593)	6,714	(12,908)	226
Adjusted net income (loss) attributable to Wynn Resorts, Limited	$(262,229)	$(65,570)	$(2,047,252)	$279,463
Adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share	$(2.45)	$(0.62)	$(19.18)	$2.61

Weighted average common shares outstanding - diluted	106,818	106,608	106,745	106,985

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31, 2020
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(50,278)	$439	$67,455	$918	$7,196	$867	$2,135	$28,732
Wynn Macau	(21,315)	—	20,396	740	6,078	942	3,865	10,706
Other Macau	(2,753)	—	1,108	1	—	1,203	441	—
Total Macau Operations	(74,346)	439	88,959	1,659	13,274	3,012	6,441	39,438
Las Vegas Operations	(49,125)	246	49,332	2,828	8,303	5,419	4,024	21,027
Encore Boston Harbor	(34,911)	—	39,373	3,653	5,013	2,262	1,277	16,667
Corporate and other	(20,229)	207	6,340	15,614	(26,590)	7,296	10,011	(7,351)
Total	$(178,611)	$892	$184,004	$23,754	$—	$17,989	$21,753	$69,781

	Three Months Ended December 31, 2019
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$88,303	$—	$66,337	$(466)	$20,853	$1,392	$1,198	$177,617
Wynn Macau	123,161	1,699	23,601	(234)	18,475	1,536	1,848	170,086
Other Macau	(3,547)	—	1,115	5	—	2,162	265	—
Total Macau Operations	207,917	1,699	91,053	(695)	39,328	5,090	3,311	347,703
Las Vegas Operations	6,596	166	44,471	4,886	17,610	5,087	1,323	80,139
Encore Boston Harbor	(34,146)	—	36,752	—	8,346	2,618	1,690	15,260
Corporate and other	46,211	932	2,778	(1,825)	(65,284)	13,584	3,604	—
Total	$226,578	$2,797	$175,054	$2,366	$—	$26,379	$9,928	$443,102

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited) (continued)

	Year Ended December 31, 2020
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other (1)	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(477,759)	$1,432	$269,110	$24,712	$21,121	$4,056	$7,681	$(149,647)
Wynn Macau	(214,606)	—	89,527	3,612	18,741	4,562	10,975	(87,189)
Other Macau	(11,641)	—	4,443	6	—	5,589	1,603	—
Total Macau Operations	(704,006)	1,432	363,080	28,330	39,862	14,207	20,259	(236,836)
Las Vegas Operations	(326,729)	2,490	196,292	3,792	35,213	23,111	9,475	(56,356)
Encore Boston Harbor	(220,053)	—	150,886	13,872	17,651	11,162	2,720	(23,762)
Corporate and other	18,743	2,584	15,244	21,461	(92,726)	(2,457)	29,800	(7,351)
Total	$(1,232,045)	$6,506	$725,502	$67,455	$—	$46,023	$62,254	$(324,305)
(1) Corporate and other includes a $30.2 million net gain recorded in relation to a derivative litigation settlement.

	Year Ended December 31, 2019
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$359,286	$—	$264,758	$1,000	$94,111	$5,583	$4,797	$729,535
Wynn Macau	461,821	2,224	90,448	4,860	74,076	6,515	8,893	648,837
Other Macau	(15,586)	—	4,465	23	—	10,023	1,075	—
Total Macau Operations	805,521	2,224	359,671	5,883	168,187	22,121	14,765	1,378,372
Las Vegas Operations	123,306	249	177,509	14,241	76,520	16,215	5,846	413,886
Encore Boston Harbor	(195,589)	96,649	78,378	25	26,731	14,524	2,432	23,150
Corporate and other	145,067	2,887	9,320	137	(271,438)	97,368	16,659	—
Total	$878,305	$102,009	$624,878	$20,286	$—	$150,228	$39,702	$1,815,408

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss) attributable to Wynn Resorts, Limited	$(269,502)	$(72,942)	$(2,067,245)	$122,985
Net income (loss) attributable to noncontrolling interests	(40,789)	55,472	(259,701)	188,393
Pre-opening expenses	892	2,797	6,506	102,009
Depreciation and amortization	184,004	175,054	725,502	624,878
Property charges and other	23,754	2,366	67,455	20,286
Corporate expenses and other	17,989	26,379	46,023	150,228
Stock-based compensation	21,753	9,928	62,254	39,702
Interest income	(1,415)	(4,470)	(15,384)	(24,449)
Interest expense, net of amounts capitalized	149,287	113,049	556,474	414,030
Change in derivatives fair value	(1,219)	(3,686)	13,060	3,228
Loss on extinguishment of debt	—	241	4,601	12,437
Other	(15,541)	(18,505)	(28,521)	(15,159)
Provision for income taxes	568	157,419	564,671	176,840
Adjusted Property EBITDA	$69,781	$443,102	$(324,305)	$1,815,408

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Percent Change	2020	2019	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$159,835	$490,379	(67.4)	$368,284	$2,139,756	(82.8)
Rooms	19,463	43,194	(54.9)	46,110	174,576	(73.6)
Food and beverage	18,813	29,685	(36.6)	43,198	117,376	(63.2)
Entertainment, retail and other (7)	23,377	26,727	(12.5)	47,828	111,986	(57.3)
Total	$221,488	$589,985	(62.5)	$505,420	$2,543,694	(80.1)

Adjusted Property EBITDA (6)	$28,732	$177,617	(83.8)	$(149,647)	$729,535	(120.5)

Casino Statistics:
VIP:
Average number of table games	102	104	(1.9)	99	109	(9.2)
VIP turnover	$2,807,063	$9,314,053	(69.9)	$9,631,018	$45,847,647	(79.0)
VIP table games win (1)	$55,428	$286,355	(80.6)	$168,435	$1,519,225	(88.9)
VIP table games win as a % of turnover	1.97%	3.07%		1.75%	3.31%
Table games win per unit per day	$5,908	$29,897	(80.2)	$4,850	$38,224	(87.3)
Mass market:
Average number of table games	221	222	(0.5)	212	216	(1.9)
Table drop (2)	$658,501	$1,252,993	(47.4)	$1,242,100	$5,122,897	(75.8)
Table games win (1)	$142,284	$315,423	(54.9)	$299,181	$1,251,920	(76.1)
Table games win %	21.6%	25.2%		24.1%	24.4%
Table games win per unit per day	$7,006	$15,421	(54.6)	$4,009	$15,902	(74.8)
Average number of slot machines	603	940	(35.9)	591	1,054	(43.9)
Slot machine handle	$457,234	$1,031,988	(55.7)	$999,942	$3,918,554	(74.5)
Slot machine win (3)	$14,379	$53,110	(72.9)	$39,175	$195,367	(79.9)
Slot machine win per unit per day	$259	$614	(57.8)	$188	$508	(63.0)
Room statistics:
Occupancy	59.5%	96.9%		29.8%	97.2%
ADR (4)	$192	$268	(28.4)	$235	$269	(12.6)
REVPAR (5)	$115	$260	(55.8)	$70	$262	(73.3)
Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos' operations have since been fully restored; however, certain COVID-19 specific protective measures, such as limiting the number of seats per table game, increasing the spacing between active slot machines and visitor entry checks and requirements involving temperature checkpoints, mask wearing, health declarations and proof of negative COVID-19 test results remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Percent Change	2020	2019	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$130,837	$455,943	(71.3)	$344,595	$1,796,209	(80.8)
Rooms	15,631	28,316	(44.8)	39,111	110,387	(64.6)
Food and beverage	14,273	20,888	(31.7)	33,094	81,576	(59.4)
Entertainment, retail and other (7)	21,171	20,236	4.6	57,857	81,857	(29.3)
Total	$181,912	$525,383	(65.4)	$474,657	$2,070,029	(77.1)

Adjusted Property EBITDA (6)	$10,706	$170,086	(93.7)	$(87,189)	$648,837	(113.4)

Casino Statistics:
VIP:
Average number of table games	91	99	(8.1)	89	106	(16.0)
VIP turnover	$1,771,818	$7,931,833	(77.7)	$5,841,627	$35,426,483	(83.5)
VIP table games win (1)	$54,916	$259,729	(78.9)	$185,059	$1,081,934	(82.9)
VIP table games win as a % of turnover	3.10%	3.27%		3.17%	3.05%
Table games win per unit per day	$6,559	$28,617	(77.1)	$5,925	$27,864	(78.7)
Mass market:
Average number of table games	240	213	12.7	225	207	8.7
Table drop (2)	$632,479	$1,391,906	(54.6)	$1,384,537	$5,410,439	(74.4)
Table games win (1)	$113,130	$283,172	(60.0)	$259,361	$1,099,353	(76.4)
Table games win %	17.9%	20.3%		18.7%	20.3%
Table games win per unit per day	$5,124	$14,425	(64.5)	$3,279	$14,519	(77.4)
Average number of slot machines	488	790	(38.2)	504	807	(37.5)
Slot machine handle	$314,248	$825,763	(61.9)	$830,785	$3,545,899	(76.6)
Slot machine win (3)	$12,160	$42,669	(71.5)	$31,153	$170,358	(81.7)
Slot machine win per unit per day	$271	$587	(53.8)	$176	$578	(69.6)
Poker rake	$—	$5,705	(100.0)	$2,083	$20,835	(90.0)
Room statistics:
Occupancy	65.5%	99.3%		34.8%	99.2%
ADR (4)	$233	$291	(19.9)	$276	$286	(3.5)
REVPAR (5)	$153	$289	(47.1)	$96	$284	(66.2)
Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos' operations have since been fully restored; however, certain COVID-19 specific protective measures, such as limiting the number of seats per table game, increasing the spacing between active slot machines and visitor entry checks and requirements involving temperature checkpoints, mask wearing, health declarations and proof of negative COVID-19 test results remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Percent Change	2020	2019	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$75,472	$75,665	(0.3)	$236,826	$394,104	(39.9)
Rooms	38,654	120,340	(67.9)	202,073	483,055	(58.2)
Food and beverage	39,312	120,257	(67.3)	216,426	558,782	(61.3)
Entertainment, retail and other	19,102	52,514	(63.6)	92,622	197,516	(53.1)
Total	$172,540	$368,776	(53.2)	$747,947	$1,633,457	(54.2)

Adjusted Property EBITDA (6)	$21,027	$80,139	(73.8)	$(56,356)	$413,886	(113.6)

Casino Statistics:
Average number of table games	183	232	(21.1)	214	236	(9.3)
Table drop (2)	$296,565	$414,451	(28.4)	$1,127,309	$1,690,132	(33.3)
Table games win (1)	$72,295	$71,935	0.5	$238,490	$395,439	(39.7)
Table games win %	24.4%	17.4%		21.2%	23.4%
Table games win per unit per day	$4,305	$3,364	28.0	$3,873	$4,581	(15.5)
Average number of slot machines	1,601	1,773	(9.7)	1,703	1,788	(4.8)
Slot machine handle	$802,294	$942,940	(14.9)	$2,452,811	$3,427,820	(28.4)
Slot machine win (3)	$46,923	$63,106	(25.6)	$159,387	$230,954	(31.0)
Slot machine win per unit per day	$319	$387	(17.6)	$325	$354	(8.2)
Poker rake	$1,079	$3,012	(64.2)	$3,264	$12,569	(74.0)
Room statistics:
Occupancy	34.2%	89.4%		49.6%	87.5%
ADR (4)	$305	$322	(5.3)	$319	$325	(1.8)
REVPAR (5)	$105	$288	(63.5)	$158	$284	(44.4)
Note: Wynn Las Vegas ceased all operations and closed to the public on March 17, 2020 and reopened on June 4, 2020 with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, and suspension of certain entertainment and nightlife offerings. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Percent Change	2020	2019	Percent Change
Encore Boston Harbor Supplemental Information (8)
Operating revenues
Casino	$89,012	$115,969	(23.2)	$287,525	$243,855	17.9
Rooms	2,985	16,359	(81.8)	20,679	36,144	(42.8)
Food and beverage	7,179	28,243	(74.6)	36,866	61,088	(39.7)
Entertainment, retail and other	4,708	8,744	(46.2)	16,596	22,832	(27.3)
Total	$103,884	$169,315	(38.6)	$361,666	$363,919	(0.6)

Adjusted Property EBITDA (6)	$16,667	$15,260	9.2	$(23,762)	$23,150	(202.6)

Casino Statistics:
Average number of table games	196	160	22.5	182	152	19.7
Table drop (2)	$204,445	$362,696	(43.6)	$697,873	$778,898	(10.4)
Table games win (1)	$42,697	$69,766	(38.8)	$147,512	$151,247	(2.5)
Table games win %	20.9%	19.2%		21.1%	19.4%
Table games win per unit per day	$2,371	$4,726	(49.8)	$3,256	$5,178	(37.1)
Average number of slot machines	1,869	2,933	(36.3)	2,159	3,023	(28.6)
Slot machine handle	$722,408	$856,446	(15.7)	$2,303,582	$1,847,080	24.7
Slot machine win (3)	$57,301	$67,383	(15.0)	$180,207	$138,264	30.3
Slot machine win per unit per day	$333	$250	33.2	$335	$238	40.8
Poker rake	$—	$5,660	(100.0)	$5,105	$12,324	(58.6)
Room statistics:
Occupancy	73.8%	76.0%		74.5%	72.6%
ADR (4)	$303	$352	(13.9)	$294	$391	(24.8)
REVPAR (5)	$223	$267	(16.5)	$219	$284	(22.9)
Note: Encore Boston Harbor ceased all operations and closed to the public on March 15, 2020, for the remainder of the first and second quarters of 2020. On July 10, 2020, Encore Boston Harbor reopened with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, and mask protection. We are currently unable to determine when these measures will be lifted. In addition, certain food and beverage outlets remain closed, and hotel reservations were limited to Thursday through Sunday until their temporary closure on November 6, 2020, pursuant to a state directive limiting the operating hours of certain businesses, including restaurants and casinos. Accordingly, Encore Boston Harbor's room statistics have been computed based on 20 and 141 days of operations for the three months and year ended December 31, 2020, respectively.

(1) Table games win is presented net of loyalty program accruals but before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive and loyalty program accruals.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDA and Net Income (Loss) Attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.
(7) For the year ended December 31, 2020, reflects the impact of rent concessions provided to tenants.
(8) Encore Boston Harbor opened on June 23, 2019.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Vincent Zahn
702-770-7555
investorrelations@wynnresorts.com